Exhibit 5.1

ADOMANI, INC.

VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT (this “Agreement”) is made and entered into as of March 20, 2017 (the “Agreement Date”), by and among ADOMANI, Inc., a Delaware corporation (the “Company”), Provident Trust Group FBO Cornelia P. Doherty Roth IRA and Connie Doherty Living Trust Dated May 1, 1996 (collectively the “Holder”) and the individual or entity who is at the time in question the voting trustee of the voting trust created by this Agreement (the “Voting Trustee”). The initial Voting Trustee will be an independent director of the Board of Directors of the Company (the “Board”).

RECITALS

A. The Holder holds an aggregate of 4,080,000 shares of Common Stock of the Company.

B. In connection with, and as a condition of, the Company’s offering (the “Offering”) of shares of its common stock pursuant to Regulation A under the Securities Act of 1933, as amended, the Holder and the Company desire to enter into this Agreement to facilitate the Offering.

AGREEMENT

NOW THEREFORE, in consideration of the facts stated in the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the Company, the Holder and the Voting Trustee hereby agree as follows:

1. Deposit of Share Certificates.

(a) Subject Shares. All shares of the Company’s capital now owned or hereafter acquired and held of record by the Holder (the “Subject Shares”) shall be subject to this Agreement and to the voting trust created by this Agreement.

(b) Delivery of Certificates for Subject Shares. Concurrently with the execution of this Agreement by the Holder, the Holder shall deliver to the Company (i) stock certificates representing all of the Subject Shares then owned of record by the Holder; and (ii) two (2) Stock Powers and Assignments Separate From Certificate in the form of Exhibit A and Exhibit A-1 hereto (the “Stock Powers”) executed by the Holder in blank. The Holder hereby authorizes and directs the Company to from time to time transfer and register record title to all the Subject Shares held by the Holder in the name of the person or entity who is, at the time in question, the Voting Trustee under this Agreement (it being acknowledged and agreed that Gary Nettles shall be the initial Voting Trustee under this Agreement). In the event that the Holder acquires any other Subject Shares after the Agreement Date, then the Holder shall promptly deliver to the Company all the stock certificates representing such additional Subject Shares, together with two (2) additional Stock Powers executed by the Holder in blank so that the Company may from time to time transfer and register record title to such shares in the name of the person or entity who is then the Voting Trustee under this Agreement.

(c) Voting Trustee Stock Powers. Each person or entity who serves as the Voting Trustee under this Agreement shall also promptly execute and deliver to the Company two (2) Stock Powers in blank (and such other Stock Powers as the Company may from time to time request) for the Holder in order to enable the Company to transfer and register record title in the Subject Shares to any successor Voting Trustee or to any transferee, all in accordance with this Agreement.

(d) Holding of Subject Shares by the Voting Trustee. Subject to the terms of this Agreement, the Voting Trustee will be entitled to hold custody of all stock certificates representing the Subject Shares (together with the Stock Powers executed and delivered by the Holder or by any Voting Trustee in order to enable the Company to place record title to the Subject Shares in the name of the Voting Trustee (as defined below) and/or to transfer title to the Subject Shares, as applicable, in accordance with the terms of this Agreement).

2. Terms of Voting Trust.

(a) Effectiveness of Voting Trust. Subject to the terms of this Agreement, a voting trust as described in this Section 2 shall become operative and in effect as of the Agreement Date with respect to all of the Holder’s Subject Shares, whether now or hereafter outstanding.

(b) Powers. Subject to and in accordance with the terms and conditions of this Agreement, the Voting Trustee is hereby vested with all of the rights, powers and privileges of every kind and character of an owner of the Subject Shares, including: (a) the right to vote the same, either in person or by proxy, or act by written consent, for every purpose; (b) the right to transfer all or any part of the Subject Shares in the Voting Trustee’s name; and (c) the right to take such other actions with respect to the Subject Shares in accordance with this Agreement.

(c) Appointment and Replacement of Voting Trustee. The initial Voting Trustee as of the Agreement Date shall be an independent member of the Board designated immediately following the closing of the Offering. Any subsequent or successor Voting Trustee shall be a person or entity appointed by the Board or a committee of the Board. If the subsequent or successor Voting Trustee is an independent member of the Board, then the consent of the Company shall not be required for the appointment. If the subsequent or successor Voting Trustee is not an independent member of the Board, then such appointment shall be subject to prior written consent from the Company. The person or entity so appointed as Voting Trustee shall execute and deliver to the Company and the Holder a counterpart signature page to this Agreement and, upon executing and delivering such counterpart signature page to the Company and the Holder, such person or entity shall become a party to this Agreement as the Voting Trustee hereunder and will be deemed to have accepted appointment as the Voting Trustee and agreed to the terms and conditions of this Agreement. A Voting Trustee may resign at any time by delivering his, her or its resignation as the Voting Trustee to the Holder and the Company in writing or by delivering written resignation to the Company of his or her position as a director of the Company. Any such resignation shall be effective immediately without any acceptance thereof. The Board (or any committee of the Board) may also remove and replace a Voting Trustee or fill a vacancy in the position of the Voting Trustee at its sole discretion, and the term “Voting Trustee” as used herein shall then refer to each such replacement or successor Voting Trustee when such person or entity has executed and delivered a counterpart signature page to this Agreement to the Company. Following his, her or its resignation, removal or replacement as Voting Trustee hereunder, such resigning, removed or replaced Voting Trustee (“Former Voting Trustee”) will immediately cease to be Voting Trustee hereunder or to have any ongoing duties or obligations under this Agreement; provided, however, that (i) each Former Voting Trustee shall continue to be obligated to execute and deliver to the Company, within three (3) business days after the Company’s request, such number of Stock Powers executed in blank with respect to any and all Subject Shares as the Company may reasonably require in order to enable it to transfer and register record title to Subject Shares to any Voting Trustee and/or any transferee, as applicable, in accordance with the provisions of this Agreement; and (ii) each Former Voting Trustee will promptly return to the new Voting Trustee that may for any reason be in his, her, or its possession or control.

(d) Certificates. Promptly following the Agreement Date, the Company shall (i) cancel the stock certificates representing the Subject Shares and (ii) issue to the Voting Trustee one or more stock certificates of the Company representing the Subject Shares and registered in the name of the Voting Trustee as trustee under this Agreement (the “Trustee Stock Certificates”). Following delivery of the Trustee Stock Certificates to the Voting Trustee, the Voting Trustee shall issue and deliver to the Holder one or more Voting Trust Certificates (the “Voting Trust Certificates”) representing the Holder’s interest in the Subject Shares in substantially the form of the Voting Trust Certificate attached hereto as Exhibit B and Exhibit B-1. The Company may treat the Voting Trustee as the absolute owner of the beneficial ownership interest in the Subject Shares for all purposes whatsoever and accordingly shall not be required to recognize any legal, equitable or other claim or interest in such Voting Trust Certificate on the part of any other person, whether or not it or they shall have express or other notice thereof. The Secretary of the Company may, on behalf of the Voting Trustee, execute any and all Voting Trust Certificates issued hereunder. The Voting Trust Certificates to be issued and delivered by the Voting Trustee under this Agreement in respect of the Subject Shares shall be affixed with the following legend:

SALE, PLEDGE OR OTHER DISPOSITION OR TRANSFER OF THIS VOTING TRUST CERTIFICATE AND THE SHARES OF STOCK OF ADOMANI, INC. REPRESENTED HEREBY IS RESTRICTED BY THE TERMS OF A VOTING TRUST AGREEMENT WHICH MAY BE EXAMINED AT THE OFFICES OF ADOMANI, INC.

Upon a change in the Voting Trustee pursuant to Section 2(c) above, the Company and the Former Voting Trustee in whose name any certificates for Subject Shares or any Voting Trust Certificate have been issued shall take such actions as are necessary and appropriate to cancel and reissue the appropriate Trustee Stock Certificates issued in such Former Voting Trustee’s name (with respect to such Former Voting Trustee such actions shall include executing and delivering Stock Powers in blank to the Company with respect to such Trustee Stock Certificates and (if the Company so desires) the Voting Trust Certificates, as necessary to reflect the change in Voting Trustee); provided, however, that the Company shall not be obligated to take any action to cancel and reissue any outstanding Voting Trust Certificate, and any Voting Trust Certificate previously issued and not cancelled shall continue to be a valid Voting Trust Certificate hereunder notwithstanding any change in the identity of the Voting Trustee. If a Voting Trust Certificate is lost, stolen, mutilated, or destroyed, the Voting Trustee, in his, her or its discretion, may cause to be issued a duplicate of such Voting Trust Certificate to the registered holder of the lost, stolen, mutilated or destroyed Voting Trust Certificate upon receipt of: (i) evidence of such fact reasonably satisfactory to the Voting Trustee; (ii) if requested by the Voting Trustee, an agreement providing for indemnification of the Voting Trustee (or any predecessor or successor Voting Trustee) by such registered holder on terms reasonably satisfactory to the Voting Trustee; (iii) the existing Voting Trust Certificate, if mutilated; and (iv) the reasonable fees and expenses incurred by the Voting Trustee in connection with the issuance of a new Voting Trust Certificate.

(e) Voting Rights; Beneficial Ownership. During the time period following the Agreement Date and ending upon termination of this Agreement, and subject to any voting restrictions imposed by any agreement by which the Holder and the Company are bound at the time in question, the Voting Trustee shall have the right to vote all of the Subject Shares represented by the Trustee Stock Certificates and/or deliver consents with respect to all of the Subject Shares represented by the Trustee Stock Certificates as to any and all matters relating to the business or affairs of the Company that are submitted to a vote and/or written consent of the Company’s stockholders, including, without limitation, approval of any amendment to the Company’s Certificate of Incorporation or Bylaws, and including approval of any merger, consolidation or other transaction to which the Company become a party (the “Voting Rights”); provided, that the Voting Trustee shall exercise the Voting Rights in accordance with the vote or consent of a majority of holders of the Company’s capital stock.

After the termination of this Agreement, the Holder shall again hold all the Voting Rights with respect to all Subject Shares. The Voting Trustee shall have no rights with respect to any Subject Shares other than the right to exercise the Voting Rights in accordance with the terms of this Agreement and, without limitation, the Voting Trustee may not (and the Company will not permit the Voting Trustee to) sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of any of the Subject Shares, any rights or interests therein or any Voting Rights related thereto, except that (i) the Voting Trustee (or Former Voting Trustee) may act so as to transfer record title to Subject Shares to the then-current Voting Trustee and (ii) the Voting Trustee shall act to effect any such transfers or other transactions permitted by the provisions of Section 3 of this Agreement or required by any agreement to which the Holder and the Company are parties at the time in question (“Permitted Transfers”) and the Company will permit all such Permitted Transfers. Subject to the terms and conditions of this Agreement, the Voting Trustee shall be treated by the Company as the absolute owner and holder of all beneficial interests in the Subject Shares represented by such Voting Trust Certificate.

(f) Liability of Voting Trustee; Indemnity. The duties and responsibilities of the Voting Trustee shall be limited to those expressly set forth in this Agreement and any amendment hereto which has been executed by the Voting Trustee, and the Voting Trustee shall not be obligated to recognize any other agreement whether or not they have knowledge thereof. The Voting Trustee assumes no responsibility in respect of any action taken in accordance with this Agreement unless such action involves Malfeasance (as defined below) on the part of the Voting Trustee, and the Voting Trustee shall not incur any responsibility or liability by reason of any error of law or anything done or suffered or omitted, except for the Voting Trustee’s Malfeasance (as defined below). No person or entity who acts as Voting Trustee hereunder shall have any liability for any act or omission of any predecessor or successor Voting Trustee under this Agreement. The Voting Trustee shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of certificates representing the Subject Shares or any documents or of any endorsement thereon or for any lack of endorsement thereon or for any description therein, nor shall the Voting Trustee be responsible or liable in any respect on the account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such certificates or documents or endorsement on this Agreement (the responsibility of which shall be that of the Company) except for the execution and delivery of this Agreement by the Voting Trustee. The Company shall indemnify the Voting Trustee against all expenses, claims, and liabilities incurred in connection with or arising out of this Agreement for the discharge of the Voting Trustee’s rights and obligations hereunder to the full extent permitted by law, except that the Company shall have no obligation to indemnify the Voting Trustee for any expenses, claims or liabilities arising from the Voting Trustee’s Malfeasance (as defined below). The Company will at all times undertake, assume full responsibility for, and pay all costs and expenses of any suit or litigation of any character, including any proceedings before any governmental agency, with respect to the Subject Shares or this Agreement, and if the Voting Trustee shall be made a party thereto the Company will pay all costs and expenses, including counsel fees, to which the Voting Trustee may be subject by reason thereof unless such Voting Trustee is held liable thereunder for Malfeasance. The Voting Trustee will indemnify the Holder and the Company for any expenses, claims or liabilities they may incur which arise out of or result from the Voting Trustee’s Malfeasance (as defined below). As defined herein, “Malfeasance” means an act of gross negligence or willful misconduct in the performance of the Trustee’s duties under this Agreement where such gross negligence or willful misconduct has resulted in substantial and material damage to the Holder or the Company. The Voting Trustee may, at his or her own expense, consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by the Voting Trustee hereunder in good faith and in accordance with such opinion.

(g) Dividends and Distributions. The Voting Trustee shall receive and distribute to the registered holders of Voting Trust Certificates any dividends or distributions paid in respect of the

Subject Shares represented by such Voting Trust Certificates in cash or property (other than voting securities of the Company, which shall be dealt with as provided below in this paragraph). The Company shall deliver and register in the Voting Trustee’s name, and the Voting Trustee shall receive and hold, subject to the terms of this Agreement, any voting securities of the Company paid or issued as a dividend or distribution in respect of the Trustee Stock Certificates or issued in respect of the Trustee Stock Certificates by reason of any capital reorganization, stock split, stock dividend, combination or the like and the Voting Trustee shall (subject to the terms of this Agreement) be entitled to exercise Voting Rights with respect to such voting securities in the same manner as the Voting Trustee is entitled to exercise Voting Rights and transfers with respect to Subject Shares as provided in Section 2(e) above and Section 3 below, respectively; and the Voting Trustee shall issue and deliver additional Voting Trust Certificates to the holders of the Voting Trust Certificates with respect to such voting securities. In lieu of receiving cash dividends upon the Trustee Stock Certificates and paying the same to the holders of Voting Trust Certificates pursuant to the provisions of this Agreement, the Voting Trustee may instruct the Company in writing to pay such dividends directly to the holders of the Voting Trust Certificates. Upon receipt of such written instructions, the Company shall pay such dividends directly to the holders of the Voting Trust Certificates.

(h) Expenses. All expenses paid or incurred by the Voting Trustee in the administration of the trust hereunder (including without limitation all counsel and advisers’ and agents’ fees, all taxes or other governmental charges involved in the transfer or issuance of any stock or Voting Trust Certificates or in respect of the ownership of the Subject Shares held by them as Voting Trustee or in respect of any dividends, distributions or rights in respect of such stock, and the expenses of preparing all Voting Trust Certificates) shall be borne by the Company.

3. Transfer of Interests.

(a)Transfers. Subject to any restrictions, refusal rights, co-sale rights and other limitations and conditions imposed by any agreement to which the Holder and the Company are parties, upon request by the Holder, the Voting Trustee may from time to time sell, assign or otherwise transfer the Subject Shares or any interest therein or any interest in any Voting Trust Certificate(s) to one or more transferee(s), in accordance with and subject to the terms and conditions of this Agreement and such procedures as the Voting Trustee or the Board may establish from time to time provided that (i) such transferee is approved in advance by the Board or (ii) such transfer is made pursuant to an arms’ length transaction in the public market. Upon the surrender of any Voting Trust Certificate for transfer, and the execution and delivery by the proposed transferee of two (2) blank Stock Powers, the Voting Trustee and the Company shall arrange for (x) the cancellation of the relevant Voting Trust Certificate, (y) if applicable, the issuance of a new Voting Trust Certificate representing the underlying Subject Shares of Common Stock with respect to which the Holder has transferred its interest to the transferee(s), and (z) if applicable, the issuance of a new Voting Trust Certificate representing any remaining underlying Subject Shares of Common Stock in the name of the Holder. Notwithstanding anything to the contrary, the Holder agrees not to sell, transfer, pledge or hypothecate a Voting Trust Certificate unless the Company and the Voting Trustee shall be reasonably satisfied that such sale or other disposition is exempt from the registration and/or qualification requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

(b) Company Agreement Regarding Transfers. As provided in Section 2(d), the Voting Trustee may not, and the Company will not permit the Voting Trustee to, sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of any of the Subject Shares, any rights or interests therein or any Voting Rights related thereto, unless (i) such sale, assignment or transfer is permitted by the provisions of this Section or required by any agreement to which the Holder and the Company are parties at the time in question or (ii) such actions as are provided for in this Agreement to transfer record title to Subject Shares to a successor Voting Trustee.

4. Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, one (1) business days after its deposit for next-business-day delivery with any express courier (prepaid) that provides written confirmation of delivery, or one (1) business day after transmission by facsimile or electronic mail, addressed to each other party at its address, electronic mail address or facsimile number as shown on the signature page to this Agreement, or to such other address, electronic mail address or facsimile number as such party may designate in writing from time to time to the other party.

5.Termination. This Agreement, the voting trust established hereby, and all rights of the Voting Trustee hereunder (including but not limited to the right to possess and exercise the Voting Rights) shall immediately terminate on the date that is the earliest of (i) the date on which the Company (with the approval of the Board or a committee of the Board) has executed and delivered a writing terminating this Agreement; (ii) the dissolution or bankruptcy of the Company or the making by the Company of an assignment under the provisions of applicable bankruptcy or insolvency legislation; or (iii) at such time as Holder no longer holds any interest in any Subject Shares. Following the termination of this Agreement, the holder of a Voting Trust Certificate shall immediately be vested with all Voting Rights in the Subject Shares (and any voting securities that may have been registered in the Voting Trustee’s name under Section 2(g)) that are represented by such Voting Trust Certificate and may at any time thereafter present such Voting Trust Certificate to the Company, and the Company and the Voting Trustee shall thereupon promptly arrange for (i) the cancellation of the relevant Voting Trust Certificate and Trustee Stock Certificate, and (ii) the issuance of a new stock certificate or certificates, registered in the name of the holder of such Voting Trust Certificate, representing the underlying Subject Shares (and, if applicable, any voting securities which were registered in the Voting Trustee’s name under Section 2(g)) represented by such Voting Trust Certificate.

6. Available for Inspection. Conformed copies of this Agreement and of each amendment hereto shall be kept on file with the Secretary of the Company and shall be available for inspection by the Holder or any stockholder of the Company at the Company’s principal office during business hours. The Holder and the Voting Trustee shall be furnished with a conformed copy of this Agreement.

7. Execution; Amendments. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Except as otherwise provided, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the consent of (a) the Company, (b) the then-serving Voting Trustee, and (c) the Holder.

8. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

9. Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

10. Enforcement. Each of the parties acknowledges and agrees that any breach by any of them of this Agreement shall cause the other parties hereto irreparable harm which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a party of any provision of this Agreement, the non-breaching party shall be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, in addition to such other rights remedies as may be available to it for any such breach or threatened breach, including but not limited to the recovery of money damages.

11. Third Parties. Except for rights conferred upon the Voting Trustee, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties.

13. Governing Law and Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Any action to enforce the provisions of this Agreement shall be brought only in the state or federal courts located in the State of California.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Voting Trust Agreement as of the date first written above.

COMPANY:

ADOMANI, Inc.

By:	/s/ James L. Reynolds
James L. Reynolds

Address:	620 Newport Center Drive
Suite 1100
Newport Beach, CA 92660

Email Address: jim.r@ADOMANIELECTRIC.COM

[SIGNATURE PAGE TO VOTING TRUST AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Voting Trust Agreement as of the date first written above.

HOLDER:

CONNIE DOHERTY LIVING TRUST DATED MAY 1, 1996

By:	/s/ Connie Doherty
Name:	Connie Doherty
Title:	Trustee

Address:

Email Address:

PROVIDENT TRUST GROUP FBO CORNELIA P. DOHERTY ROTH IRA

By:	/s/ Rachel Gorman
Name:	Rachel Gorman
Title:	Authorized Signer

Address:

Email Address:

[SIGNATURE PAGE TO VOTING TRUST AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Voting Trust Agreement as of the date first written above.

VOTING TRUSTEE:

/s/ Gary W. Nettles
Gary W. Nettles

Address:

[SIGNATURE PAGE TO VOTING TRUST AGREEMENT]

EXHIBIT A

Stock Power and Assignment

Separate from Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Voting Trust Agreement dated as of March 20, 2017, (the “Agreement”), the undersigned hereby assigns and transfers unto [●] (the “Voting Trustee”), 80,000 shares of the Common Stock of ADOMANI, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                  delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

CONNIE DOHERTY LIVING TRUST DATED  MAY 1, 1996

Party Name:

By:	/s/ Connie Doherty

Signatory Name:	Connie Doherty

Instructions to Holder: Please do not fill in any blanks other than the signature block lines. The purpose of this Stock Power and Assignment is to enable the Company to transfer the shares to the Voting Trustee without requiring additional signatures on the part of the Holder or Holder’s Spouse (if applicable).

EXHIBIT A-1

Stock Power and Assignment

Separate from Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Voting Trust Agreement dated as of March 20, 2017, (the “Agreement”), the undersigned hereby assigns and transfers unto [●] (the “Voting Trustee”), 4,000,000 shares of the Common Stock of ADOMANI, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                 delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

PROVIDENT TRUST GROUP FBO CORNELIA P. DOHERTY ROTH IRA

Party Name:

By:	/s/ Rachel Gorman

Signatory Name:	Rachel Gorman
Authorized Signatory

Instructions to Holder: Please do not fill in any blanks other than the signature block lines. The purpose of this Stock Power and Assignment is to enable the Company to transfer the shares to the Voting Trustee without requiring additional signatures on the part of the Holder or Holder’s Spouse (if applicable).

EXHIBIT B

Form of Voting Trust Certificate

(Voting Trust Certificates shall be in substantially the following form)

80,000 Shares of Common Stock

VOTING TRUST CERTIFICATE

This is to certify that CONNIE DOHERTY LIVING TRUST DATED MAY 1, 1996 has transferred to the undersigned Voting Trustee the above stated number of shares of Common Stock of ADOMANI, Inc., a Delaware corporation, to be held by the Voting Trustee pursuant to the terms of a Voting Trust Agreement dated as of March 20, 2017, hereafter called “Voting Trust Agreement,” a copy of which has been delivered to the above-named Certificate Holder, and filed in the office of the secretary of the corporation. The Certificate Holder, or his, her or its successor or successors in interest, will be entitled to receive payments equal to all cash dividends collected by the Trustee upon the above-stated number of shares, and to the delivery of a certificate or certificates for said number of shares upon the termination of the Voting Trust Agreement, in accordance with its provisions.

The Certificate Holder by the acceptance of it, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if the terms of the Voting Trust Agreement were set forth in this Certificate.

Dated: March 20, 2017

By:	/s/ Gary W. Nettles
Gary W. Nettles, Voting Trustee

SALE, PLEDGE OR OTHER DISPOSITION OR TRANSFER OF THIS VOTING TRUST CERTIFICATE AND THE SHARES OF STOCK OF ADOMANI, INC. REPRESENTED HEREBY IS RESTRICTED BY THE TERMS OF A VOTING TRUST AGREEMENT WHICH MAY BE EXAMINED AT THE OFFICES OF ADOMANI, INC.

EXHIBIT B-1

Form of Voting Trust Certificate

(Voting Trust Certificates shall be in substantially the following form)

4,000,000 Shares of Common Stock

VOTING TRUST CERTIFICATE

This is to certify that PROVIDENT TRUST GROUP FBO CORNELIA P. DOHERTY ROTH IRA has transferred to the undersigned Voting Trustee the above stated number of shares of Common Stock of ADOMANI, Inc., a Delaware corporation, to be held by the Voting Trustee pursuant to the terms of a Voting Trust Agreement dated as of March 20, 2017, hereafter called “Voting Trust Agreement,” a copy of which has been delivered to the above-named Certificate Holder, and filed in the office of the secretary of the corporation. The Certificate Holder, or his, her or its successor or successors in interest, will be entitled to receive payments equal to all cash dividends collected by the Trustee upon the above-stated number of shares, and to the delivery of a certificate or certificates for said number of shares upon the termination of the Voting Trust Agreement, in accordance with its provisions.

The Certificate Holder by the acceptance of it, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if the terms of the Voting Trust Agreement were set forth in this Certificate.

Dated: March 20, 2017

By:	Gary W. Nettles
Gary W. Nettles, Voting Trustee

SALE, PLEDGE OR OTHER DISPOSITION OR TRANSFER OF THIS VOTING TRUST CERTIFICATE AND THE SHARES OF STOCK OF ADOMANI, INC. REPRESENTED HEREBY IS RESTRICTED BY THE TERMS OF A VOTING TRUST AGREEMENT WHICH MAY BE EXAMINED AT THE OFFICES OF ADOMANI, INC.